Exhibit 99.B(h)(5)(iii)

December 30, 2019

Michael Foutes Managing Director

State Street Global Services

1 Iron Street

Boston, MA 02210

Re:                         Pacific Life Fund Advisors LLC, Pacific Life Insurance Company and Pacific Select Fund - Service Agreement

Reference is made to the Service Agreement between us dated as of January 1, 2008, as amended (the “Agreement”). Pursuant to the Agreement, this letter is to provide notice of the fund change listed below.

Addition:

International Equity Income Portfolio (effective December 30, 2019)

In accordance with the Additional Funds provisions of Section 1 of the Agreement, we request that you act as the fund administrator with respect to the new portfolio. A current schedule A to the agreement is attached hereto.

Please indicate your acceptance of the foregoing by executing two copies of this Agreement, retaining one copy for your records and returning one to my attention.

Very truly yours,

Agreed and Accepted:

PACIFIC LIFE FUND ADVISORS LLC	STATE STREET BANK AND TRUST COMPANY

By:	By:
Name:	Name:
Title:	Title:

PACIFIC LIFE INSURANCE COMPANY

700 Newport Center Drive, Newport Beach, California 92660-6307, Telephone (949) 219-3011

PACIFIC LIFE INSURANCE COMPANY

By:

Name:

Title:

PACIFIC SELECT FUND

By:

Name:

Title:

Schedule A-Services Agreement

List of Portfolios

As of December 30, 2019

(Between Pacific Life Fund Advisors LLC, Pacific Life Insurance Company, Pacific Select Fund and State Street Bank and Trust Company)

U.S. Fixed Income Portfolios:

Core Income Portfolio

Diversified Bond Portfolio

Floating Rate Income Portfolio

High Yield Bond Portfolio

Inflation Managed Portfolio

Inflation Strategy Portfolio

Managed Bond Portfolio

Short Duration Bond Portfolio

Non-U.S. Fixed Income Portfolio:

Emerging Markets Debt Portfolio

U.S. Equity Portfolios:

Comstock Portfolio

Developing Growth Portfolio

Dividend Growth Portfolio

Equity Index Portfolio

Focused Growth Portfolio

Large-Cap Growth Portfolio

Large-Cap Value Portfolio

Main Street® Core Portfolio

Mid-Cap Equity Portfolio

Mid-Cap Growth Portfolio

Mid-Cap Value Portfolio

Small-Cap Growth Portfolio

Small-Cap Equity Portfolio

Small-Cap Index Portfolio

Small-Cap Value Portfolio

Value Advantage Portfolio

Non-U.S. Equity Portfolios:

Emerging Markets Portfolio

International Equity Income Portfolio

International Large-Cap Portfolio

International Small-Cap Portfolio

International Value Portfolio

Sector Portfolios:

Health Sciences Portfolio

Real Estate Portfolio

Technology Portfolio

Alternative Strategies Portfolios:

Currency Strategies Portfolio

Asset Allocation/Balanced Portfolios:

PSF DFA Balanced Allocation Portfolio

Pacific Dynamix - Conservative Growth Portfolio

Pacific Dynamix- Moderate Growth Portfolio

Pacific Dynamix- Growth Portfolio

Portfolio Optimization Conservative Portfolio

Portfolio Optimization Moderate-Conservative Portfolio

Portfolio Optimization Moderate Portfolio

Portfolio Optimization Growth Portfolio

Portfolio Optimization Aggressive-Growth Portfolio

Pacific Dynamix Underlying Portfolios:

PD 1-3 Year Corporate Bond Portfolio

PD Aggregate Bond Index Portfolio

PD High Yield Bond Market Portfolio

PD Large-Cap Growth Index Portfolio

PD Large-Cap Value Index Portfolio

PD Small-Cap Growth Index Portfolio

PD Small-Cap Value Index Portfolio

PD International Large-Cap Portfolio

PD Emerging Markets Portfolio